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 Statement Regarding Computation of Per Share Earnings

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

                                                                                               Three Months Ended September 30,
                                                                                            --------------------------------------
                                                                                                 1996                    1995
                                                                                                 ----                    ----
 PRIMARY EARNINGS PER COMMON SHARE
 ---------------------------------
 Earnings
         Net income                                                                            $17,947,000             $16,875,000
                                                                                            ==============          ==============
 Shares
         Weighted average common shares outstanding                                             30,584,386              30,708,288
         Stock options and other stock incentive plans
              considered to be common stock equivalents                                            209,398                 185,158
                                                                                            --------------          --------------
         Weighted average common stock and common stock equivalents outstanding                 30,793,784              30,893,446
                                                                                            ==============          ==============
 Primary earnings per common share                                                                   $0.58                   $0.55
                                                                                            ==============          ==============


 FULLY DILUTED EARNINGS PER COMMON SHARE
 ---------------------------------------
 Earnings
         Net income                                                                            $17,947,000             $16,875,000
         After tax interest expense applicable to convertible debentures                            68,284                  72,467
                                                                                            --------------          --------------
                                                                                               $18,015,284             $16,947,467
                                                                                            ==============          ==============
 Shares
         Weighted average common shares outstanding                                             30,584,386              30,708,288
         Assumed conversion of 9.00% convertible debentures issued June 30, 1989                   292,537                 313,001
         Stock options and other stock incentive plans
              considered to be common stock equivalents                                            274,174                 187,936
                                                                                            --------------          --------------
         Weighted average common stock and common stock equivalents outstanding                 31,151,097              31,209,225
                                                                                            ==============          ==============
 Fully diluted earnings per common share                                                             $0.58                   $0.55
                                                                                            ==============          ==============


                                                                                                Nine Months Ended September 30,
                                                                                            --------------------------------------
                                                                                                 1996                    1995
                                                                                                 ----                    ----
 PRIMARY EARNINGS PER COMMON SHARE
 ---------------------------------
 Earnings
         Net income                                                                            $51,653,000             $48,171,000
                                                                                            ==============          ==============
 Shares
         Weighted average common shares outstanding                                             30,568,852              30,814,443
         Stock options and other stock incentive plans
              considered to be common stock equivalents                                            208,647                 154,438
                                                                                            --------------          --------------
         Weighted average common stock and common stock equivalents outstanding                 30,777,499              30,968,881
                                                                                            ==============          ==============
 Primary earnings per common share                                                                   $1.68                   $1.56
                                                                                            ==============          ==============


 FULLY DILUTED EARNINGS PER COMMON SHARE
 ---------------------------------------
 Earnings
         Net income                                                                            $51,653,000             $48,171,000
         After tax interest expense applicable to convertible debentures                           207,076                 222,845
                                                                                            --------------          --------------
                                                                                               $51,860,076             $48,393,845
 Shares                                                                                     ==============          ==============
         Weighted average common shares outstanding                                             30,568,852              30,814,443
         Assumed conversion of 9.00% convertible debentures issued June 30, 1989                   297,011                 318,471
         Stock options and other stock incentive plans
              considered to be common stock equivalents                                            259,085                 187,429
         Weighted average common stock and common stock equivalents outstanding                 31,124,948              31,320,343
                                                                                            ==============          ==============
 Fully diluted earnings per common share                                                             $1.67                   $1.55
                                                                                            ==============          ==============
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                                  Exhibit 11